                                                                    EXHIBIT 99.1

        (LOGO OF IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.)

FOR IMMEDIATE RELEASE


             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                         ANNOUNCES QUARTERLY DIVIDEND

LOS ANGELES, CALIFORNIA, March 23, 1999. Imperial Credit Commercial Mortgage Investment Corp. (Nasdaq: ICMI) today announced that its Board of Directors has declared a cash dividend of $0.30 per share of common stock for the quarter ending March 31, 1999. The dividend will be payable on April 15, 1999 to shareholders of record at the close of business on March 31, 1999.

Imperial Credit Commercial Mortgage Investment Corp. is a publicly traded real estate investment trust that invests primarily in multifamily and commercial mortgage loans, real property and commercial mortgage-backed securities. The Company is managed by Imperial Credit Commercial Asset Management Corp., a wholly-owned subsidiary of Imperial Credit Industries, Inc. (Nasdaq: ICII).

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors, including, but not limited to, changes in national, regional or local economic environments, competitive products and pricing, government fiscal and monetary policies, changes in prevailing interest rates, the course of negotiations, the fulfillment of contractual conditions, factors inherent to the valuation and pricing of interests in commercial mortgage-backed securities, other factors generally understood to affect the real estate acquisition, mortgage and leasing markets and security investments, and the other risks detailed in the Company's Registration Statement on Form S-11, as amended, filed with the Securities and Exchange Commission (the "SEC"), the Company's 1997 Annual Report on Form 10-K filed with the SEC on March 31, 1998, the Company's Quarterly Reports on Form 10-Q filed with the SEC on May 15, 1998, August 14, 1998 and November 13, 1998, the amendments with respect thereto and other filings made by the Company with the SEC.

For further information, please contact Michael Meltzer, Chief Financial Officer, at (310) 231-5906 or Karen Montandon, Investor Relations, at (310) 791-8022.